June 29, 2009

Greenwich Advisors Trust

330 Railroad Avenue

Greenwich, CT  06830

Re:

Greenwich Advisors Trust - File Nos. 333-139633 and 811-21996

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Greenwich Advisors Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 under the Securities Act of 1933 (Amendment No. 4 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP